Exhibit 24.1
POWER OF ATTORNEY
We, the undersigned officers and directors of Enterprise Financial Services Corp, hereby severally constitute Peter F. Benoist and Keene S. Turner and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Enterprise Financial Services Corp to comply with provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 1, 2014.

Signature	Title	Date

/s/ Peter F. Benoist	Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2014
Peter F. Benoist

/s/ Keene S. Turner	Chief Financial Officer (Principal Financial Officer)	August 1, 2014
Keene S. Turner

/s/ Mark G. Ponder	Senior Vice President and Controller (Principal Accounting Officer)	August 1, 2014
Mark G. Ponder

/s/ James J. Murphy, Jr.	Chairman of the Board of Directors	August 1, 2014
James J. Murphy, Jr.

/s/ Michael A. DeCola	Director	August 1, 2014
Michael A. DeCola

/s/ William H. Downey	Director	August 1, 2014
William H. Downey

/s/ John S. Eulich	Director	August 1, 2014
John S. Eulich

/s/ Robert E. Guest, Jr.	Director	August 1, 2014
Robert E. Guest, Jr.

/s/ James M. Havel	Director	August 1, 2014
James M. Havel

/s/ Judith S. Heeter	Director	August 1, 2014
Judith S. Heeter

/s/ Birch M. Mullins	Director	August 1, 2014
Birch M. Mullins

/s/ Brenda D. Newberry	Director	August 1, 2014
Brenda D. Newberry

/s/ Sandra A. Van Trease	Director	August 1, 2014
Sandra A. Van Trease